EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

                                                               Jurisdiction of
Name                             Form                          Organization

Brea Power Partners, L.P.        Limited Partnership           Delaware

Olinda, LLC                      Limited Liability Company     Delaware

Brea Power (I), Inc.             Corporation                   Delaware